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                                                                    EXHIBIT 99.1

      PROPERTIES OWNED BY SUMMIT HOTEL PROPERTIES, LLC AS OF MARCH 31, 2006

                                                                              For the Year Ended December 31, 2005
                                                    Number of   Acquisition/  ------------------------------------
Property Name       Franchise                      Guest Rooms  Opening Date  Occupancy Rate      ADR       RevPAR
------------------  -----------------------------  -----------  ------------  --------------     ------     ------
Baton Rouge, LA     Fairfield Inn by Marriott           79        2/13/2004        82.93%         76.44      63.39
Bellevue, WA        Fairfield Inn by Marriott          144        7/30/1997        78.90%        113.50      89.55
Boise, ID           Fairfield Inn by Marriott           63         4/7/1995        76.46%         79.62      60.88
Coeur D'Alene, ID   Fairfield Inn by Marriott           69        7/31/1993        62.87%         72.45      45.55
Denver, CO          Fairfield Inn by Marriott          161        6/19/1997        74.84%         83.41      62.42
Emporia, KS         Fairfield Inn by Marriott           57       12/12/1994        58.28%         63.80      37.18
Fenton, MO (1)      Fairfield Inn by Marriott          106        1/20/2005        56.27%         68.83      38.73
Germantown, TN (1)  Fairfield Inn by Marriott           80        6/16/2005        71.61%         71.79      51.41
Kennewick, WA       Fairfield Inn by Marriott           63        2/10/1995        59.87%         65.58      39.26
Lakewood, CO        Fairfield Inn by Marriott           63        4/14/1995        66.67%         71.96      47.98
Lewisville, TX      Fairfield Inn by Marriott           71        12/7/2000        65.42%         71.16      46.55
Salina, KS          Fairfield Inn by Marriott           63         6/1/1994        69.98%         65.34      45.72
Spokane, WA         Fairfield Inn by Marriott           86         5/1/1995        70.32%         74.41      52.33
Boise, ID           Hampton Inn                         64         5/1/1995        78.85%         85.50      67.42
Denver, CO          Hampton Inn                        149        7/24/2003        55.75%         79.19      44.15
El Paso, TX (1)     Hampton Inn & Suites               139         8/1/2005        87.84%         90.44      79.44
Ft. Collins, CO     Hampton Inn                         75        11/1/1996        76.22%         82.61      62.97
Ft. Smith, AR (1)   Hampton Inn                        178        10/4/2005        69.40%         88.25      61.25
Ft. Wayne, IN(2)    Hampton Inn                        119         2/1/2006          N/A            N/A        N/A
Jackson, MS (1)     Hampton Inn & Suites               111        2/24/2005        77.34%         85.76      66.33
Medford, OR         Hampton Inn                         75        6/25/2001        83.67%         88.11      73.72
Provo, UT           Hampton Inn                         87        1/24/1996        67.70%         62.43      42.27
Pueblo, CO          Hampton Inn                        111        7/24/2003        65.94%         60.14      39.66
Twin Falls, ID      Hampton Inn                         75        4/28/2004        63.19%         85.15      53.81
Bradford, PA        Comfort Inn                         48       12/10/1999        72.40%         69.86      50.58
Ellensburg, WA      Comfort Inn                         52        8/30/1996        81.59%         76.40      62.33
Fort Smith, AR      Comfort Inn                         89         4/3/1995        75.39%         67.32      50.75
Kennewick, WA       Comfort Inn                         56        6/25/1994        49.41%         62.20      30.73
Lewiston, ID        Comfort Inn                         52        1/24/1996        69.89%         65.94      46.09
Missoula, MT        Comfort Inn                         52        1/12/1996        74.76%         77.59      58.01
Salina, KS          Comfort Inn                         60        3/27/1992        73.23%         64.36      47.13
Twin Falls, ID      Comfort Inn                         52       10/24/1992        82.20%         77.63      63.81
Charleston, WV      Comfort Suites                      67        4/20/2001        77.96%         72.46      56.49
Fort Worth, TX      Comfort Suites                      70        6/19/1999        60.70%         64.60      39.21
Lakewood, CO        Comfort Suites                      62        4/29/1995        59.94%         68.53      41.08
Sandy, UT           Comfort Suites                      88        3/26/1998        67.33%         61.39      41.33
St. Joseph, MO      Comfort Suites                      65        8/10/1998        63.69%         61.98      39.48
Germantown, TN (1)  Courtyard by Marriott               93        2/24/2005        75.20%         89.38      67.21
Jackson, MS (1)     Courtyard by Marriott              117        2/24/2005        76.61%         95.34      73.04
Memphis, TN (1)     Courtyard by Marriott               96        6/30/2005        71.41%         92.35      65.95
Missoula, MT (1)    Courtyard by Marriott               92       12/16/2005        15.35%         73.93      11.35
Scottsdale, AZ      Courtyard by Marriott              153         8/1/2003        73.17%        126.89      92.85
Baton Rouge, LA     SpringHill Suites by Marriott       78        2/13/2004        84.13%         84.00      70.67
Lithia Springs, GA  SpringHill Suites by Marriott       78        2/13/2004        75.05%         82.39      61.83
Little Rock, AR     SpringHill Suites by Marriott       78        2/13/2004        74.99%         77.13      57.84
Nashville, TN       SpringHill Suites by Marriott       78        2/13/2004        76.20%         78.65      59.93
Scottsdale, AZ      SpringHill Suites by Marriott      123         8/1/2003        68.87%        109.05      75.10

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
Boise, ID (1)       Holiday Inn Express                 63        6/21/2005        79.55%         75.96      60.43
Detroit, MI         Holiday Inn Express & Suites       241        8/22/2002        43.31%         95.74      41.46
Emporia, KS         Holiday Inn Express                 58        8/30/2000        70.31%         73.78      51.87
Twin Falls, ID      Holiday Inn Express                 59        5/28/1999        72.69%         84.53      61.44
Baton Rouge, LA     TownePlace Suites by Marriott       90        2/13/2004        80.26%         71.65      57.51
Fenton, MO (1)      TownePlace Suites by Marriott       95        6/16/2005        59.85%         65.26      39.06
Jackson, MS         TownePlace Suites by Marriott       94        2/13/2004        68.88%         60.97      42.00
Ft. Wayne, IN (2)   Residence Inn by Marriott          109         2/1/2006          N/A            N/A        N/A
Germantown, TN (1)  Residence Inn by Marriott           78        6/16/2005        79.07%         90.43      71.50
Charleston, WV      Country Inn & Suites                64        7/23/2001        78.67%         72.84      57.30
Vernon Hills, IL    Hawthorn Suites, LTD               120       12/30/1999        67.54%         73.00      49.30
Overland Park, KS   Homewood Suites by Hilton           92        6/23/1996        71.05%         89.03      63.26
Lincoln, NE         Quality Suites                      83        2/16/1998        54.32%         62.98      34.21
Sioux Falls, SD     Baymont Inn                         77         5/2/1994        60.53%         60.67      36.72
Ft. Smith, AR       Aspen Hotel                         57        6/24/2003        65.23%         74.65      48.69

(1) Properties acquired or opened during 2005. Operating data is for the period from acquisition to December 31, 2005.

(2)   Properties acquired or opened during 2006.